UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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AMERICAN REALTY CAPITAL
NEW YORK RECOVERY REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
405 Park Avenue
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Monday, May 23, 2011

April 20, 2011

To the Stockholders of American Realty Capital New York Recovery REIT, Inc.:

I am pleased to invite our stockholders to the 2011 Annual Meeting of Stockholders (“Annual Meeting”) of American Realty Capital New York Recovery REIT, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on Monday, May 23, 2011 at The Core Club located at 66 East 55th Street, New York, New York, 10022 commencing at 10:00 a.m. (local time). At the Annual Meeting, you will be asked to (i) elect five members to the Board of Directors, and (ii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on Friday, April 8, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.01 per share (“Common Stock”), at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Morrow & Co., LLC at 1-800-414-4313.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Edward M. Weil, Jr.

Edward M. Weil, Jr., Secretary

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
405 Park Avenue – 15th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy, mailed together with this proxy statement (this “Proxy Statement”) and our 2010 Annual Report, is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of American Realty Capital New York Recovery REIT, Inc., a Maryland corporation (which we refer to in this Proxy Statement as “NYRR” or the “Company”), for use at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue — 15th Floor, New York, New York 10022. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2010 Annual Report were first mailed to our stockholders on or about April 20, 2011.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting To Be Held on Monday, May 23, 2011

This Proxy Statement and our 2010 Annual Report are available at http://www.morrowco.com/ARcapitalNY.htm

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Monday, May 23, 2011, commencing at 10:00 a.m. (local time) at The Core Club located at 66 East 55th Street, New York, New York, 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five directors for one-year terms expiring in 2012 and until their successors are duly elected and qualified; and
2.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of our common shares entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 8, 2011. As of the record date, 919,097 shares of our common stock, par value 0.01 per share (“Common Stock”) were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling our proxy solicitor, Morrow & Co. LLC, at 1-800-414-4313. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at http://www.morrowco.com/ARcapitalNY.htm; or
•	by telephone, by calling 1-866-246-8469.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” election of the nominees for director named in the proxy.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Morrow & Co., LLC, 200A Executive Drive, Edgewood, NY 11717, or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to elect directors?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a majority of votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Morrow & Co. to aid in the solicitation of proxies. Morrow & Co. will receive a fee of approximately $5,100, which includes the reimbursement for certain costs and out of pocket expenses incurred in connection with their services, all of which will be paid by us. In addition, our directors and officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders may receive a telephone call from a representative of Morrow & Co. if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Morrow & Co. representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Morrow & Co. representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Morrow & Co., then the Morrow & Co. representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Morrow & Co. representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Morrow & Co. will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter or mailgram to confirm his or her vote and asking the stockholder to call Morrow & Co. immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500 or contacting us at 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Brian S. Block, Chief Financial Officer. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 415-6500 or contacting us at 405 Park

Avenue, 15th Floor, New York, New York 10022, Attention: Brian S. Block, Chief Financial Officer. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Morrow & Co., our proxy solicitor, at 1-800-414-4313.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2012 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November 21, 2011 and ending at 5:00 p.m., Eastern Time, on December 21, 2011. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: 405 Park Avenue — 15th Floor, New York, New York 10022, Attention: Brian S. Block, Chief Financial Officer. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2012 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2012 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING. PROPOSAL 1 DOES NOT GIVE RISE TO ANY STATUTORY RIGHT OF A STOCKHOLDER TO DISSENT AND OBTAIN THE APPRAISAL OF OR PAYMENT FOR SUCH STOCKHOLDER’S SHARES.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by New York Recovery Advisors, LLC (the “Advisor”). The Advisor is wholly owned by American Realty Capital III, LLC (the “Sponsor”), which is indirectly majority owned and controlled by Mr. Nicholas S. Schorsch, our chairman and executive director, and Mr. William M. Kahane, our president, treasurer and director. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Company’s charter and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering the number of directors shall never be less than three or greater than nine. The number of directors on the Board is currently fixed at five.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2012 annual meeting of stockholders and until his successor is duly elected and qualifies: Messrs. Nicholas S. Schorsch, William M. Kahane, Leslie D. Michelson, William G. Stanley and Robert H. Burns. Each nominee currently serves as a director.

The proxy holder named on the enclosed proxy card intends to vote FOR the election of each of the five nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by a majority of votes cast at the Annual Meeting, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Nicholas S. Schorsch	50	Chairman and Chief Executive Officer
William M. Kahane	62	President, Treasurer and Director
Leslie D. Michelson	59	Director
William G. Stanley	55	Director
Robert H. Burns	81	Director

Business Experience of Nominees

Nicholas S. Schorsch

Nicholas S. Schorsch has served as the chairman of the board and chief executive officer of our Company since our formation in October 2009. He has been active in the structuring and financial management of commercial real estate investments for over 20 years. Mr. Schorsch also has been the chief executive officer of our Advisor and our property manager since their formation in November 2009. In addition, Mr. Schorsch also has been the chairman of the board and chief executive officer of American Realty Capital Trust, Inc. (“ARCT”) and chief executive officer of the ARCT property manager and the ARCT advisor since their formation in August 2007, chairman of the board and chief executive officer of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since its formation in August 2010 and chief executive officer of the ARC HT advisor and the ARC HT property manager since their formation in August 2010, chairman of the board and chief executive officer of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010 and chief executive officer of the ARC RCA advisor since its formation in

May 2010. Mr. Schorsch also has been the chief executive officer of American Realty Capital II Advisors, LLC since its formation in December 2009. Mr. Schorsch has also been the chairman of the board and chief executive officer of American Realty Capital Trust II, Inc. (“ARCT II”) and chief executive officer of the ARCT II advisor since their formation in September 2010. Mr. Schorsch has also been the president and director of ARC — Northcliffe Income Properties, Inc. (“ARC — Northcliffe”) and the chief executive officer of the ARC — Northcliffe advisor since their formation in September 2010. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Trust III, Inc. (“ARCT III”) and the chief executive officer of the advisor and property manager of ARCT III since their formation in October 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Properties, Inc. (“ARCP”) since its formation in December 2010, and chairman and chief executive officer of its advisor since its formation in November 2010. Mr. Schorsch also has been the interested director and chief executive officer of Business Development Corporation of America, Inc. (“BDCA”) since its formation in May 2010.

From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice-chairman of American Financial Realty Trust (“AFRT”) since its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial service industry, such as banks and insurance companies. Through American Financial Resource Group (“AFRG”) and its successor corporation, now AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with an aggregate purchase price of acquired properties of approximately $5.0 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. From approximately 1990 until the sale of his interests in Thermal Reduction in 1994, Mr. Schorsch was involved in purchasing and leasing several commercial real estate properties in connection with the growth of Thermal Reduction’s business. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer of ARCT, ARC HT, ARC RCA, ARCT II, ARCT III and ARCP, and his experience as president and a director of ARC — Northcliffe, his previous experience as president, chief executive officer and vice chairman of AFRT, and his significant real estate acquisition experience make him well qualified to serve as our chairman of the Board of Directors.

William M. Kahane

William M. Kahane has served as president, treasurer and director of our Company since our formation in October 2009. He has been active in the structuring and financial management of commercial real estate investments for over 25 years. Mr. Kahane also is president, chief operating officer and treasurer of our property manager and our Advisor since their formation in November 2009. Mr. Kahane also is the president, chief operating officer, treasurer and director of ARCT and president, chief operating officer and treasurer of the ARCT property manager and the ARCT advisor since their formation in August 2007. Mr. Kahane is also the president, chief operating officer and director of ARC HT since its formation in August 2010 and is the president, chief operating officer and treasurer of the ARC HT advisor and property manager since their formation in August 2010, and the president, chief operating officer and a director of ARC RCA since its formation in July 2010 and president, chief operating officer and treasurer of the ARC RCA advisor since its formation in May 2010. Mr. Kahane also has been a director of Phillips Edison — ARC Shopping Center REIT, Inc. (“PE-ARC”) and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane has been president, chief operating officer and treasurer of American Realty Capital II Advisors, LLC since its formation in December 2009. Mr. Kahane has also been the president, chief operating officer, treasurer and director of ARCT II and president, chief operating officer, and treasurer of the ARCT II advisor since their formation in September 2010. Mr. Kahane has also been chief operating officer of ARC — Northcliffe and president, chief operating officer, and treasurer of the ARC — Northcliffe advisor since their formation in September 2010. Mr. Kahane has been the president, chief operating officer and treasurer of ARCT III since its formation in October 2010. Mr. Kahane has been the president and treasurer of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Kahane also has been the president, chief operating officer and a director of ARCP since its formation in December 2010 and president and chief operating officer of its advisor since its formation in November 2010. Mr. Kahane also has been the interested director and chief operating officer of BDCA since its formation in May 2010.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has served as a member of the investment committee at Aetos Capital Asia Advisors since 2008, a $3.0 billion series of opportunistic funds focusing on assets primarily in Japan and China. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5.0 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience as president, chief operating officer and treasurer of ARCT, ARCT II and ARCT III, president and treasurer of NYRR and president and chief operating officer of ARC RCA and ARCP, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate make him well qualified to serve as a member of our Board of Directors.

Leslie D. Michelson

Leslie D. Michelson was appointed as an independent director of our Company in October 2009. Mr. Michelson also serves as an independent director of ARCT since January 2008 and ARC HT since January 2011. Mr. Michelson also serves as an independent director of BDCA, an American Realty Capital-sponsored specialty finance company, since January 2011. Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and currently serves on its board of directors. Mr. Michelson served on the board of directors of Catellus Development Corp. (a publicly traded national mixed-use and retail developer) from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the audit committee of the board of directors for 5 years and served at various times as the chairman of the audit committee and the compensation committee. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, a AMEX-traded special purpose acquisition company, from 2007 to 2009, of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately-held diagnostic imaging and treatment company from 2007 to 2010. Also since June 2004 and through the present, he has been and is a director and Vice Chairman of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis (ALS), commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976. We believe that Mr. Michelson’s previous experience as a member of the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as a member of the audit committee, his current role as a member of the board of directors of ARCT and NYRR and his legal education make him well qualified to serve as a member of our Board of Directors.

William G. Stanley

William G. Stanley was appointed as an independent director of our Company in October 2009. Mr. Stanley has been an independent director of ARCT since January 2008 and an independent director of ARC RCA since February 2011. Mr. Stanley also serves as an independent director of BDCA, an American Realty Capital-sponsored specialty finance company, since January 2011. Mr. Stanley is a member of the audit committee of our board of directors and a member of the audit committee of the boards of directors of ARCT and ARC RCA. Mr. Stanley is the founder and managing member of Stanley Laman Securities, LLC (SLS), a FINRA member broker-dealer, since 2004, and the founder and president of The Stanley-Laman Group, Ltd (SLG), a registered investment advisor for high net worth clients since 1997. SLG has built a multi-member staff which critically and extensively studies the research of the world’s leading economists and technical analysts to support its tactical approach to portfolio management. Over its history, SLG and SLS have assembled an array of intellectual property in the investment, estate, tax and business planning arena. Mr. Stanley has earned designations as a Chartered Financial Consultant, Chartered Life Underwriter, and received his Master of Science in Financial Services from the American College in 1997. Mr. Stanley holds FINRA Series 7, 63 and 24 licenses. We believe that Mr. Stanley’s significant background in the finance and investment management industry and his service on the board of directors of other public companies in the past makes him well qualified to serve as a member of our Board of Directors.

Robert H. Burns

Robert H. Burns was appointed as an independent director of our Company in October 2009. He has also been an independent director of ARCT and ARCT III since January 2008 and January 2011, respectively. Burns is a hotel industry veteran with an international reputation and over 30 years of hotel, real estate, food and beverage and retail experience. Mr. Burns founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. In this connection, Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. In fact, Mr. Burns is extremely familiar with the retail landscape as his flagship hotel in Hong Kong was part of a mixed-use complex anchored by a major enclosed shopping center connected to the Regent Hong Kong. Thus, Mr. Burns has over forty (40) years as a manager and principal acquiring, financing, developing and operating properties. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained truly international recognition in 1980 with the opening of The Regent Hong Kong, which brought a new dimension in amenities and service to hotels in the city and attracted attention throughout the world. It was in this way that the hotel innovatively combined the Eastern standard of service excellence with the Western standard of luxurious spaces. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia.

Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund (since 1991) and as a director of Barings’ Asia Pacific Fund (since 1986). Additionally, he is a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City (since 2000), and chairs the Robert H. Burns Foundation which he founded in 1992 and which funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns was chairman and co-founder of the World Travel and Tourism Council (1994 to 1996), a forum for business leaders in the travel and tourism industry. With Chief Executives of some one hundred of the world’s leading travel and tourism companies as its members, the World Travel and Tourism Council has a unique mandate and overview on all matters related to travel and tourism. He served as a faculty member at the University of Hawaii (1963 to 1994) and as president of the Hawaii Hotel Association (1968 to 1970). Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced rapidly within Sheraton and then within Westin Hotels (1962 to 1963). He later spent eight years with Hilton International Hotels (1963 to 1970). Mr. Burns graduated from the School of Hotel Management at Michigan State University (1958), and the University of Michigan’s Graduate School of Business (1960), after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, in Northern Italy, a small, luxury hotel, and working on developing hotel projects in Asia, focusing on Vietnam and China. We believe that Mr. Burns’ experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. NICHOLAS S. SCHORSCH, WILLIAM M. KAHANE, LESLIE MICHELSON, WILLIAM G. STANLEY AND ROBERT H. BURNS AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2012 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information about the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is wholly owned by the Sponsor, which is indirectly majority owned and controlled by Messrs. Schorsch and Kahane.

The Board of Directors held a total of 2 meetings during the fiscal year ended December 31, 2010 and took action by written consent on 4 occasions. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors. We anticipate that all directors and nominees will attend the Annual Meeting.

The Board of Directors has approved and organized an audit committee. The Company does not currently have a compensation committee, nominating and corporate governance committee or a conflicts committee. The Board of Directors carries out the responsibilities typically associated with compensation committees, nominating and corporate governance committees and conflicts committees. The Company does not have any employees and compensation of directors is set by the entire Board. The Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate compensation committee at this time.

Leadership Structure of the Board of Directors

Nicholas S. Schorsch serves as both our chairman of the Board and our chief executive officer. As chief executive officer, Mr. Schorsch is responsible for the daily operations of the Company and implementing the Company’s business strategy. The Board of Directors believes that because the chief executive officer is ultimately responsible for ensuring the successful operation of the Company and its business, which is also the main focus of the Board’s deliberations, the chief executive officer is the most qualified director to act as chairman. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

Although each of Messrs. Leslie D. Michelson, William G. Stanley and Robert H. Burns are independent directors, the Board has not appointed a lead independent director at this time. The Board of Directors believes that the current structure is appropriate, as the Company has no employees and is externally managed by its Advisor, whereby all operations are conducted by the Advisor or its affiliates. Additionally, as members of the Board of Directors are elected annually, the Board believes that its existing corporate governance practices ensure appropriate management accountability to the Company’s stockholders.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, assumptions of debt and its oversight of the Company’s executive officers and Advisor, management of risks associated with independence of the members of the Board, and review and approval of all transactions with affiliated parties and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established an audit committee in September 2010. The charter of audit committee is available to any stockholder who requests it c/o American Realty Capital New York Recovery REIT, Inc., 405 Park Avenue, 15th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at http://www.americanrealtycap.com/materials by clicking on “Audit Committee Charter”. Our audit committee consists of Messrs. Leslie D. Michelson, William G. Stanley and Robert H. Burns, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Company’s charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. The Board has determined that Mr. Michelson is qualified as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

Unless otherwise determined by the Board of Directors, no member of the audit committee may serve as a member of the audit committee of more than two other REITs sponsored or organized by the American Realty Capital group of companies. During the fiscal year ended December 31, 2010, all of the members of the audit committee voted to approve the filing of the Company’s Quarterly Report.

The audit committee’s report on our financial statements for the fiscal year ended December 31, 2010 is discussed below under the heading “Audit Committee Report.”

Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2012 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings” on page 21 of this Proxy Statement.

Oversight of Nominations and Corporate Governance

The Company does not have a standing nominating and corporate governance committee. Instead, the entire Board of Directors, including our independent directors, is responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board, and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s chief executive officers and senior financial officers and annually reviewing such code.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

Oversight of Conflicts of Interest

The Company does not have a standing conflicts committee. Instead, the entire Board of Directors, including our independent directors, is responsible for approving transactions, and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The Board of Directors is responsible for reviewing and approving all transactions with affiliated parties, all purchase or leases of properties from or sales or leases to an affiliate, and reviewing and approving all agreements and amendments to agreements between the Company and affiliates, including the Sponsor or Advisor and their subsidiaries.

During the fiscal year ended December 31, 2010, all of the members of the Board of Directors reviewed our policies and report that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions — Policies and Procedures for Review of Related Party Transactions.” Certain of the factors considered by the Board of Directors are set forth in the financial statements (including the notes thereto) and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2010. The Board reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the fiscal year ended December 31, 2010. The Board has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the fiscal year ended December 31, 2010 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

In March 2011, Realty Capital Securities, LLC, the affiliated entity retained by the Company to act as dealer manager in connection with the Company’s initial public offering, adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are traded on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies, and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers. Accordingly, on March 17, 2011, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the dealer manager’s best practices guidelines. Please read “Certain Relationships and Related Transactions — Policies and Procedures for Review of Related Party Transactions.”

Director Independence

Our charter and bylaws provide for a Board of Directors with no fewer than three and no more than nine directors, a majority of whom must be independent. An “independent director” is defined under our Articles of Amendment and Restatement (the “Charter”) and means a person who is not, and within the last two years has not been, directly or indirectly associated with the Company, the Sponsor, the Advisor or any of their affiliates by virtue of:

•	ownership of an interest in the Sponsor, the Advisor or any of their affiliates, other than the Company;
•	employment by the Company, the Sponsor, the Advisor or any of their affiliates;
•	service as an officer or director of the Sponsor, the Advisor or any of their affiliates, other than as a director of the Company;

•	performance of services, other than as a director of the Company;
•	service as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor; or
•	maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their affiliates.

An independent director cannot be associated with us, the Sponsor or the Advisor as set forth above either directly or indirectly. An indirect association with the Sponsor or the Advisor includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, is or has been associated with us, the Sponsor, the Advisor, or any of their affiliates.

A business or professional relationship is considered material if the aggregate gross revenue derived by the director from the Advisor or the Sponsor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the New York Stock Exchange (“NYSE”). Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Messrs. Leslie D. Michelson, William G. Stanley and Robert H. Burns have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of NYSE’s director independence standards and audit committee charter independence standards, as currently in effect.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of American Realty Capital New York Recovery Trust, Inc., 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Edward M. Weil, Jr., Secretary. Mr. Weil will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation Discussion and Analysis

We currently have no employees. Our Advisor performs our day-to-day management functions. Our executive officers are all employees of the Advisor. We do not pay any of these individuals for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates. In the future, should the Company internalize the services provided to it by the Advisor, the Board of Directors expects to align compensation paid to executive officers on both a long- and short-term basis in the form of cash salaries and the issuance of stock options under the Company’s stock option plan. Total compensation will be tied to individual performance and supplemented with awards tied to the Company’s achieving certain financial and non-financial objectives as pre-determined by the Company’s Board of Directors.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held
Nicholas S. Schorsch	50	Chairman and Chief Executive Officer
William M. Kahane	62	President, Treasurer and Director
Michael A. Happel	48	Executive Vice President and Chief Investment Officer
Peter M. Budko	51	Executive Vice President and Chief Operating Officer
Brian S. Block	39	Executive Vice President and Chief Financial Officer
Edward M. Weil, Jr.	44	Executive Vice President and Secretary
Leslie D. Michelson	59	Director
William G. Stanley	55	Director
Robert H. Burns	81	Director

Nicholas S. Schorsch

Please see “Business Experience of Nominees” on page 5 of this Proxy Statement for biographical information about Mr. Schorsch.

William M. Kahane

Please see “Business Experience of Nominees” on page 6 of this Proxy Statement for biographical information about Mr. Kahane.

Michael A. Happel

Michael A. Happel has served as executive vice president, chief investment officer and as an observer to the board of directors of our Company since our formation in October 2009. Mr. Happel has over 20 years of experience investing in real estate, including office retail, multifamily, industrial, and hotel properties, as well as real estate companies. Mr. Happel also is executive vice president and chief investment officer of our property manager and our Advisor since their formation in November 2009. From 1988 to 2002, he worked at Morgan Stanley & Co., specializing in real estate and becoming co-head of acquisitions for the Morgan Stanley Real Estate Funds, or MSREF, in 1994. While at MSREF, he was involved in acquiring over $10.0 billion of real estate and related assets in MSREF I and MSREF II. As stated in a report prepared by Wurts & Associates for the Fresno County Employees’ Retirement Association for the period ending September 30, 2008, MSREF I generated approximately a 48% gross IRR for investors and MSREF II generated approximately a 27% gross IRR for investors. In 2002, Mr. Happel left Morgan Stanley & Co. to join Westbrook Partners, a large real estate private equity firm with over $5.0 billion of real estate assets under management at the time. From October 2004 to May 2009, he served Atticus Capital, a multi-billion dollar hedge fund, as the head of real estate with responsibility for investing primarily in REITs and other publicly traded real estate securities. Mr. Happel received a B.A. in economics from Duke University and a J.D. from Harvard Law School.

Peter M. Budko

Peter M. Budko has served as executive vice president and chief operating officer of our Company since our formation in October 2009. He also is executive vice president of our property manager and our Advisor since their formation in November 2009. Mr. Budko also is executive vice president and chief investment officer of ARCT, the ARCT property manager, the ARCT advisor and our dealer manager since their formation in August 2007. Mr. Budko has also been the executive vice president of ARC HT since its formation in August 2010 and the executive vice president of the ARC HT advisor and ARC HT property manager since their formation in August 2010, executive vice president and chief investment officer of ARC RCA since its formation in July 2010 and executive vice president of the ARC RCA advisor since its formation in May 2010. Mr. Budko also has been the chief investment officer of BDCA since its formation in May 2010. Mr. Budko also has served as executive vice president and chief investment officer of ARCT II, its advisor and its property manager since their formation in September 2010. Budko has served as executive vice president and chief investment officer of ARCT III since its formation in October 2010. Mr. Budko has served as executive vice president and chief investment officer of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Budko also has been executive vice president and chief investment officer of ARCP since its formation in December 2010 and executive vice president and chief investment officer of its advisor since its formation in November 2010. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from February 1997 – January 2006. The Wachovia Structured Asset Finance Group structured and invested in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5.0 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in Physics from the University of North Carolina.

Brian S. Block

Brian S. Block has served as executive vice president and chief financial officer of our Company since our formation in October 2009. He also is executive vice president and chief financial officer of our Advisor and property manager since their formation in November 2009. Mr. Block also is executive vice president and chief financial officer of ARCT, the ARCT advisor and the ARCT property manager since their formation in September 2007. Mr. Block also has been the executive vice president and chief financial officer of ARC HT since its formation in August 2010 and executive vice president and chief financial officer of the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Block also has been executive vice president and chief financial officer of ARC RCA since its formation in July 2010 and the ARC RCA advisor since its formation in May 2010. Mr. Block also has been the executive vice president and chief financial officer of American Realty Capital II Advisors, LLC since its formation in December 2009. Mr. Block has also been executive vice president and chief financial officer of ARCT II since its formation in September 2010 and executive vice president and chief financial officer of ARC — Northcliffe since its formation in September 2010. Mr. Block has served as executive vice president and chief financial officer of ARCT III since its formation in October 2010. Mr. Block has served as executive vice president and chief financial officer of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Block also has been executive vice president and chief financial officer of ARCP since its formation in December 2010 and executive vice president and chief financial officer of its advisor since its formation in November 2010. Mr. Block also has been the chief financial officer of BDCA since its formation in May 2010. Mr. Block is responsible for the accounting, finance and reporting functions at the American Realty Capital group of companies. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing the American Realty Capital group of companies’ infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the chief financial officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as senior vice president and chief accounting officer and oversaw the financial, administrative and reporting functions of the organization. Mr. Block discontinued working for AFRT in August 2007. He is a certified public accountant and is a member of the AICPA and

PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University.

Edward M. Weil, Jr.

Edward M. Weil, Jr. has served as executive vice president and secretary of our Company since our formation in October 2009. He also is executive vice president and secretary of our Advisor and property manager since their formation in November 2009. Mr. Weil has been the chief executive officer of Realty Capital Securities, LLC, our dealer manager, since December 2010. Mr. Weil also has been executive vice president and secretary of ARCT and executive vice president of the ARCT advisor and the ARCT property manager since their formation in August 2007, executive vice president and secretary of ARC HT since its formation in August 2010 and executive vice president and secretary of the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil also has been executive vice president and secretary of ARC RCA since its formation in July 2010 and executive vice president and secretary of the ARC RCA advisor since its formation in May 2010. Mr. Weil also has served as executive vice president and secretary of ARCT II, its advisor and its property manager since their formation in September 2010. Mr. Weil has served as executive vice president and secretary of ARCT III since its formation in October 2010. Mr. Weil has served as executive vice president and secretary of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Weil also has been executive vice president and secretary of ARCP since its formation in December 2010 and executive vice president and secretary of its advisor since its formation in November 2010. Mr. Weil also has been the executive vice president of American Realty Capital II Advisors, LLC since its formation in December 2009. From October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited. He was formerly the senior vice president of sales and leasing for AFRT (as well as for its predecessor, AFRG) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square-foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. From July 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

Leslie D. Michelson

Please see “Business Experience of Nominees” on page 7 of this Proxy Statement for biographical information about Mr. Michelson.

William G. Stanley

Please see “Business Experience of Nominees” on page 8 of this Proxy Statement for biographical information about Mr. Stanley.

Robert H. Burns

Please see “Business Experience of Nominees” on page 8 of this Proxy Statement for biographical information about Mr. Burns.

Compensation of Executive Officers

The Company’s current executive officers, Messrs. Nicholas S. Schorsch, William M. Kahane, Michael A. Happel, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Our Advisor performs our day-to-day management functions. Our executive officers are all employees of the Advisor. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2010:

Name	Fees Paid in Cash ($)	Restricted Stock Awards ($)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Nicholas S. Schorsch(1)	—	—	—	—	—	—	—
William M. Kahane(1)	—	—	—	—	—	—	—
Leslie D. Michelson(2)	—	30,000	—	—	—	—	30,000
William G. Stanley(3)	—	30,000	—	—	—	—	30,000
Robert H. Burns(4)	—	30,000	—	—	—	—	30,000

(1)	Messrs. Schorsch and Kahane, who are executives of our Company, receive no additional compensation for serving as directors.
(2)	Mr. Michelson earned fees in the amount of $10,778 for his services as a director during the fiscal year ended December 31, 2010. Such fees have not been paid to date.
(3)	Mr. Stanley earned fees in the amount of $10,778 for his services as a director during the fiscal year ended December 31, 2010. Such fees have not been paid to date.
(4)	Mr. Burns earned fees in the amount of $9,028 for his services as a director during the fiscal year ended December 31, 2010. Such fees have not been paid to date.

Our independent directors earn a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $1,500 for each meeting the director attends by telephone and $750 for each transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Our board of directors also may approve the acquisition of real property and other related investments valued at $10.0 million or less via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email. No payments were made to independent directors in connection with board or board committee meetings attended during 2010.

In addition, we have reserved 0.5 million shares of common stock for future issuance upon the exercise of stock options that may be granted to our independent directors pursuant to our stock option plan (described below). Such stock options will have an exercise price equal to $10.00 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100% of the then-current fair market value per share. The total number of options granted will not exceed 10% of the total outstanding shares of common stock at the time of grant. As of December 31, 2010, no shares were issued under our stock option plan and we currently do not expect to grant any stock options.

Additionally, our employee and director incentive restricted share plan (described below) provides for the automatic grant of 3,000 restricted shares of common stock to each of our independent directors, without any further action by our Board of Directors or the stockholders on the date of initial election to the board and on the date of each annual stockholders’ meeting. Each of our independent directors received a grant of 3,000 restricted shares of common stock at a meeting of the board of directors on September 22, 2010. The restricted shares vest over a five year period following the first anniversary of the September 22, 2010 grant date in increments of 20% per annum.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director also is an employee of the Company, the Advisor or their affiliates, we do not pay compensation for services rendered as a director.

Share-Based Compensation

Stock Option Plan

We have a stock option plan (the “Plan”) which authorizes the grant of nonqualified stock options to our independent directors, subject to the absolute discretion of the Board of Directors and the applicable limitations of the Plan. The Plan is designed to enhance our profitability and value for the benefit of our stockholders by enabling us to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders. The exercise price for all stock options granted under the Plan will be fixed at $10.00 per share until the termination of our initial public offering, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. A total of 0.5 million shares have been authorized and reserved for issuance under the Plan (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). The total number of options granted will not exceed 10% of the total outstanding shares of common stock at the time of grant. To date, no shares have been issued under our stock option plan.

Notwithstanding any other provisions of our Plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Code. The following table sets forth information regarding securities authorized for issuance under our stock option plan as of December 31, 2010:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	500,000
Total	—	—	500,000

Restricted Share Plan

On September 22, 2010, the Board of Directors adopted an employee and director incentive restricted share plan (the “RSP”). The RSP provides for the automatic grant of 3,000 restricted shares of common stock to each of the independent directors, without any further action by our Board of Directors or the stockholders, on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. The total number of common shares reserved for issuance under the RSP is equal to 5.0% of our authorized shares, which amount will not exceed 7,500,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive common shares from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. There were 9,000 unvested shares outstanding under the RSP at December 31, 2010.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 8, 2011, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Name of Beneficial Owner(1)	Number of Shares	Percentage
Common Stockholders:
CAMBR Company Inc.	111,111	12.09	%(2)
Nicholas S. Schorsch, Chairman of the Board of Directors, Chief Executive Officer(4)	6,032	*(2)
William M. Kahane, President, Treasurer and Director(4)	6,032	*(2)
Michael A. Happel, Executive Vice President and Chief Investment Officer	4,000	*(2)
Peter M. Budko, Executive Vice President and Chief Operating Officer	2,304	*(2)
Brian S. Block, Executive Vice President and Chief Financial Officer	624	*(2)
Edward M. Weil, Jr., Executive Vice President and Secretary	1,008	*(2)
Robert H. Burns, Independent Director(5)	3,000	*(2)
Leslie D. Michelson, Independent Director(6)	3,000	*(2)
William G. Stanley, Independent Director(7)	3,000	*(2)
Directors and Executive Officers as a group (9 persons)	29,000	3.16	%(2)
Series A Convertible Preferred Stockholders:
Allen Skolnick	126,502	6.43	%(3)

*	Less than 1%.
(1)	Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Address of each beneficial owner listed is:

Nicholas S. Schorsch c/o American Realty Capital 106 York Road Jenkintown, PA 19046	William M. Kahane c/o American Realty Capital 405 Park Avenue New York, NY 10022	Michael A. Happel c/o American Realty Capital 405 Park Avenue New York, NY 10022
Peter M. Budko c/o American Realty Capital 405 Park Avenue New York, NY 10022	Brian S. Block c/o American Realty Capital 106 York Road Jenkintown, PA 19046	Edward M. Weil, Jr. c/o American Realty Capital 106 York Road Jenkintown, PA 19046
William G. Stanley c/o American Realty Capital 405 Park Avenue New York, NY 10022	Leslie D. Michelson c/o American Realty Capital 405 Park Avenue New York, NY 10022	Robert H. Burns c/o American Realty Capital 405 Park Avenue New York, NY 10022
CAMBR Company Inc. 410 Ocean Avenue Lynbrook, NY 11563	Allen Skolnick 410 Ocean Avenue Lynbrook, NY 11563

(2)	Based on 919,097 shares of Common Stock outstanding as of April 8, 2011, including 2,227 shares of Common Stock issued in connection with the distribution reinvestment plan. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.
(3)	Based on 1,966,376 shares of Series A Convertible Preferred Stock outstanding as of April 8, 2011. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.
(4)	The shares directly or indirectly owned in aggregate by Messrs. Schorsch, Kahane, Happel, Budko, Block and Weil include 20,000 shares owned by New York Recovery Special Limited Partnership, LLC, which is an entity wholly owned by our Sponsor. Our Sponsor is indirectly majority owned and controlled by Messrs. Schorsch and Kahane.
(5)	The shares owned by Mr. Burns are restricted shares of Common Stock, which will vest over a five-year period following the first anniversary of the date of grant of September 22, 2010 in increments of 20% per annum.
(6)	The shares owned by Mr. Michelson are restricted shares of Common Stock, which will vest over a five-year period following the first anniversary of the date of grant of September 22, 2010 in increments of 20% per annum.
(7)	The shares owned by Mr. Stanley are restricted shares of Common Stock, which will vest over a five-year period following the first anniversary of the date of grant of September 22, 2010 in increments of 20% per annum.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisor

We entered into an advisory agreement with the Advisor, whereby the Advisor manages our day-to-day operations. In return, we have agreed to pay to the Advisor an asset management fee equal to 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees); provided, however, that the asset management fee shall be reduced by any amounts payable to our property manager, as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). We also agreed to pay to the Advisor an acquisition fee equal to 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment), along with reimbursement of acquisition expenses. We will also reimburse the Advisor up to 1.5% of gross offering proceeds for organization and offering expenses, which may include reimbursements to our Advisor for organization and offering expenses of up to 0.5% of the gross offering proceeds for third party due diligence fees included in detailed and itemized invoices. We also will pay to the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under any debt financing or assumed debt that we obtain and use for the acquisition of properties and other investments. Total acquisition fees and related reimbursements and finance coordination fees incurred for the year ended December 31, 2010 were $1.4 million and $0.3 million, respectively. For the year ended December 31, 2010, we reimbursed our Advisor $1.3 million for organizational and offering expenses. Asset management fees of $0.2 million were incurred for the year ended December 31, 2010; however, the Advisor elected to waive (not defer) such asset management fees, and the Advisor will determine if a portion or all of such fees will be waived in subsequent periods on a quarter-to-quarter basis.

Nicholas S. Schorsch, our chief executive officer and chairman of our Board of Directors, is the chief executive officer of the Advisor. William M. Kahane, our president and treasurer is the president, chief operating officer and treasurer of the Advisor. Along with certain executives, Mr. Schorsch and Mr. Kahane are indirect owners of the Advisor. Peter M. Budko, our executive vice president and chief investment officer is the executive vice president and chief investment officer of the Advisor. Brian S. Block, our executive vice president and chief financial officer, is the executive vice president and chief financial officer of the Advisor. Edward M. Weil, Jr., our executive vice president and secretary is the executive vice president and secretary of the Advisor.

Property Manager

We entered into a property management agreement with New York Recovery Properties, LLC. We agreed to pay to our property manager a property management and leasing fee equal to 4.0% of gross revenues from the properties managed. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. Our Advisor or an affiliate may subcontract the performance of its property management and leasing services duties to third parties and pay all or a portion of its 4.0% property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property managed. Such oversight fee will reduce the asset management fee payable to our Advisor by the amount of the oversight fee. Accordingly, the asset management fee, together with the oversight fee, will not exceed the total asset management fee, which is 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Property management fees of $0.1 million were incurred for the year ended December 31, 2010; however, the property manager elected to waive (not defer) such property management fees, and the property manager will determine if a portion or all of such fees will be waived in subsequent periods on a quarter-to-quarter basis.

Nicholas S. Schorsch, our chief executive officer and chairman of our Board of Directors, is the chief executive officer of American Realty Capital Properties, LLC. William M. Kahane, our president and treasurer is the president, chief operating officer and treasurer of American Realty Capital Properties, LLC. Mr. Schorsch and Mr. Kahane are indirect owners of American Realty Capital Properties, LLC. Peter M. Budko, our executive vice president and chief investment officer is the executive vice president and chief investment officer of American Realty Capital Properties, LLC. Brian S. Block, our executive vice president and chief financial officer, is the executive vice president and chief financial officer of American Realty Capital Properties, LLC. Edward M. Weil, Jr., our executive vice president and secretary is the executive vice president and secretary of American Realty Capital Properties, LLC.

Dealer Manager

We will pay selling commissions to Realty Capital Securities, LLC 7% of the gross offering proceeds from this offering, except that no selling commissions will be paid on shares sold under our distribution reinvestment plan. Realty Capital Securities, LLC may reallow all of the selling commissions to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering. Additionally, we will pay to Realty Capital Securities, LLC a dealer manager fee equal to 3% of the gross offering proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan. Realty Capital Securities, LLC may reallow all or part of the dealer manager fee to participating broker-dealers. During the fiscal year ended December 31, 2010, the Company paid approximately $1.9 million to Realty Capital Securities, LLC for selling commissions and dealer manager fees, of which approximately $1.1 million was paid to participating broker-dealers and $0.1 million was reallowed to participating broker dealers.

Nicholas S. Schorsch, our chief executive officer and chairman of our Board of Directors, together with William M. Kahane, our President and a member of our Board of Directors, indirectly own a majority of the ownership and voting interests of Realty Capital Securities, LLC. Edward M. Weil, Jr., is the chief executive officer of Realty Capital Securities, LLC.

Affiliated Transactions and Affiliated Transactions Best Practices Policy

Affiliated Transactions

In connection with the purchase of our Bleecker Street portfolio on December 1, 2010, whose purchase price was $34.0 million, we financed a portion of the purchase price with a five-year, $21.3 million mortgage note bearing a fixed interest rate of 4.29% with an unaffiliated lender. The mortgage note requires monthly interest payments with the principal balance due on the maturity date of December 6, 2015. The mortgage note is nonrecourse and may be accelerated only upon the event of a default. The mortgage note may be prepaid through defeasance. As the mortgage note is interest only, it is not subject to amortization and the principal outstanding upon maturity will remain at $21.3 million.

In addition, the acquisition and closing costs were partially funded from funds received from two joint venture partners and the Company. These joint venture partners, American Realty Capital Trust, Inc., an affiliate of the Company (ARCT), and an unaffiliated third-party investor, provided $13.0 million of preferred equity proceeds. ARCT made an investment of $12.0 million and the unaffiliated third-party made an investment in of $1.0 million. The preferred equity yield is between 6.85% and 7.00%. The balance of the purchase price and closing costs which totaled $0.7 million, excluding the costs incurred related to securing the mortgage financing was funded by New York Recovery Operating Partnership, L.P., our operating partnership. Although a party to the joint venture agreement, our operating partnership does not receive a preferred equity yield. We may redeem the equity interests of our operating partnership, ARCT or the unaffiliated third party investor at its respective capital contribution plus any accrued yields, as applicable. The joint venture agreement provides the preferred equity investors with no voting rights and as such, we are responsible for day-to-day control over operating decisions of the properties.

Affiliated Transactions Best Practices Policy

In March 2011, Realty Capital Securities, LLC, the affiliated entity retained by the Company to act as dealer manager in connection with the Company’s initial public offering, adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are traded on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies, and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers.

Accordingly, on March 17, 2011, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the dealer manager’s best practices guidelines, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to the stockholders of the Company and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that the Company retains a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Borrowing Policies

Our operating partnership may, with the approval from our independent Board of Directors, utilize unsecured revolving equity lines in connection with property acquisitions as opportunities present themselves, which equity shall be repaid as we raise common equity. Currently, we have no unsecured revolving equity lines.

Certain Conflict Resolution Procedures

Every transaction that we enter into with the Advisor or its affiliates will be subject to an inherent conflict of interest. Our Board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and the Advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our Charter contains a number of restrictions relating to (1) transactions we enter into with our Sponsor, our directors, our officers, our Advisor and any of its affiliates, and certain of our stockholders, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	We will not purchase or lease properties in which our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.
•	We will not make any loans to our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders, except that we may make or invest in mortgage, bridge or mezzanine loans involving our Sponsor, our Advisor, our directors, our officers, their respective affiliates or certain of our stockholders if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	Our Advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our Advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our Advisor, for both us and one or more other entities affiliated with our Advisor, including American Realty Capital Trust, Inc., and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our Board, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our Advisor, subject to approval by our Board, shall examine, among others, the following factors:
º	the anticipated cash flow of the property to be acquired and the cash requirements of each program;
º	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;
º	the policy of each program relating to leverage of properties;
º	the income tax effects of the purchase to each program;
º	the size of the investment; and
º	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our Advisor, to be more appropriate for a program other than the program that committed to make the investment, our Advisor may determine that another program affiliated with our Advisor or its affiliates will make the investment. Our Board has a duty to ensure that the method used by our Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.
•	We will not accept goods or services from our Advisor or its affiliates or enter into any other transaction with our Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2010. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of American Realty Capital New York Recovery REIT, Inc.:

We have reviewed and discussed with management American Realty Capital New York Recovery REIT, Inc.’s audited financial statements as of and for the year ended December 31, 2010.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in American Realty Capital New York Recovery REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

Audit Committee

Leslie D. Michelson
Robert H. Burns
William G. Stanley

INDEPENDENT AUDITOR’S FEES

Grant Thornton LLP (“Grant Thornton”) audited our financial statements for the fiscal year ended December 31, 2010 and is expected to audit our financial statements for the fiscal year ended December 31, 2011. Grant Thornton reports directly to our Audit Committee. A representative from Grant Thornton will be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and December 31, 2010 by Grant Thornton.

Audit Fees

Audit fees billed were $154,040 and $16,160 for the fiscal years ended December 31, 2010 and December 31, 2009, respectively. The fees were for professional services rendered for audits of the Company’s annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q and consents required in the Company’s post-effective amendments.

Audit Related Fees

There were no audit related fees billed for the fiscal years ended December 31, 2010 and December 31, 2009.

Tax Fees

There were no tax fees billed for the fiscal years ended December 31, 2010 and 2009.

All Other Fees

There were no other fees billed for the fiscal years ended December 31, 2010 or December 31, 2009.

PRE-APPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton were pre-approved by the Audit Committee.

The services provided for the fiscal years ended December 31, 2010 and December 31, 2009 were 100% audit services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our Common Stock is not registered pursuant to Section 12 of the Exchange Act. Our directors, executive officers and the holders of more than 10% of our Common Stock are not subject to Section 16(a) of the Exchange Act, and they were not required to file reports under Section 16(a) of the Exchange Act for the fiscal year ended December 31, 2010.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of September 2, 2010 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at http://www.americanrealtycap.com/materials by clicking on “Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to our Secretary at: American Realty Capital New York Recovery REIT, Inc., 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Edward M. Weil, Jr. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer or chief operating officer, and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

COMPENSATION COMMITTEE REPORT

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Nicholas S. Schorsch
William M. Kahane
Leslie D. Michelson
William G. Stanley
Robert H. Burns

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Board of Directors performs the duties typically delegated to a compensation committee. Executive compensation is determined by the Board of Directors in its entirety.

During the fiscal year ended December 31, 2010, none of the Company’s executive officers served at any time on the board of directors or compensation committee of any other entity (other than an affiliate of the Company) one of whose executive officers served on the Company’s Board of Directors.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2011 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our Annual Meeting, the proposal must be received at our principal executive offices no later than December 21, 2011.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2011 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 21, 2011 and ending at 5:00 p.m., Eastern Time, on December 21, 2011 and must contain information specified in our bylaws, including:

1.	as to each director nominee,
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and

2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and
4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
•	the investment strategy or objective, if any, of such stockholder (and the Stockholder Associated Person, if any) who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder (and the Stockholder Associated Person, if any); and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: American Realty Capital New York Recovery REIT, Inc., 405 Park Avenue, 15th Floor, New York, NY 10022, Attention: Edward M. Weil, Jr. (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Edward M. Weil, Jr.

Edward M. Weil, Jr., Secretary

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MONDAY, MAY 23, 2011.

PROXY

The undersigned hereby appoints Edward M. Weil, Jr. and Brian S. Block, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of American Realty Capital New York Recovery REIT, Inc. (the "Company") to be held at The Core Club, 66 East 55th Street, New York, New York 10022 at 10:00 a.m. (local time) on Monday, May 23, 2011, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 1. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please mark, sign, date and return the proxy in the enclosed envelope.

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll-free 1-866-246-8469 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2. Vote by Internet at our Internet Address: http://www.morrowco.com/ARcapitalNY.htm

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE